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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                              ____________________


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported)      January 21, 2000
                                                        -------------------


                                 DEPOMED, INC.
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            (Exact name of registrant as specified in its charter)




          California                     001-13111              94-3229046
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(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
 incorporation)                                             Identification No.)


                              366 Lakeside Drive
                         Foster City, California 94404
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             (Address of principal executive offices and zip code)


  Registrant's telephone number, including area code:      (650) 513-0990
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Item 5.  Other Events.

     On January 21, 2000, DepoMed, Inc. (the "Company") completed definitive joint venture agreements with Elan International Services, Ltd. ("EIS"), a wholly owned subsidiary of Elan Corporation, PLC ("Elan"), to use proprietary gastric retention oral drug delivery technologies initially to develop one therapeutic product with the expectation that a series of gastric retention products may be developed. Pursuant to the transaction, the Company and EIS entered into a Securities Purchase Agreement, a Company Registration Rights Agreement and a Convertible Promissory Note; Elan, Elan Pharma International Limited, a subsidiary of Elan ("EPIL"), EIS and the Company entered into a Funding Agreement; the newly created joint venture ("Newco") and the Company entered into a Newco Registration Rights Agreement; Elan, EPIL, Newco and the Company entered into an Elan License Agreement; the Company, Newco and Elan entered into a Company License Agreement; and Elan, EPIL, EIS, the Company and Newco entered into a Subscription, Joint Development and Operating Agreement (collectively, the "Transaction Documents").

     Pursuant to the Transaction Documents, EIS purchased $5,000,000 of the Company's Common Stock at $7.00 per share, the proceeds of which may be used by the Company without restriction. Separately, the Company purchased 6,000 shares of Newco's initial outstanding shares of voting common stock and 3,612 shares of Newco's initial outstanding shares of nonvoting convertible preferred stock, together representing on a fully diluted basis 80.1% of the aggregate outstanding shares of Newco, for $12.015 million. In addition, pursuant to the Transaction Documents EIS acquired 2,388 shares of nonvoting convertible preferred stock of Newco, representing on a fully diluted basis 19.9% of the aggregate outstanding shares of Newco. The Company obtained funds to provide its portion of the Newco funding by issuing and selling 12,015 shares of a newly created series of convertible, exchangeable preferred stock to EIS, for a purchase price of $12.015 million, convertible into the Company's Common Stock at a price of $12 per share. For a period of two years following the signing of the Transaction Documents, and at the request of the Company, Elan is required to lend up to $8.010 million to the Company to fund development work at Newco, which loan, to the extent made, will bear compound interest of 9% per year, be convertible into the Company's Common Stock at a price of $10 per share, and be payable together with all interest on January 21, 2006.

     Except for certain exclusions necessitated by existing agreements of Elan and the Company, Newco will have nonexclusive access to specific Elan and Company gastric retention technologies for the purpose of specific product development. Newco will use proceeds from its stock sales to purchase from Elan technology license rights.

     The Securities Purchase Agreement is attached hereto as Exhibit 1.1, the Company Registration Rights Agreement is attached hereto as Exhibit 1.2, the Newco Registration Rights Agreement is attached hereto as Exhibit 1.3, the Funding Agreement is attached hereto as Exhibit 1.4, the Subscription, Joint Development and Operating Agreement is attached hereto as Exhibit 1.5, the Convertible Promissory Note is attached hereto as Exhibit 1.6, the Company License Agreement is attached hereto as Exhibit 1.7 and the Elan License Agreement is attached hereto as Exhibit 1.8. The Certificate of Determination of Preferences and Rights of Series A Preferred Stock of the Company is attached hereto as Exhibit 1.9.

                                       2
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Item 7.  Exhibits.
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        1.1*   Securities Purchase Agreement, dated as of January 21, 2000, between the Company and EIS.

        1.2 Company Registration Rights Agreement, dated as of January 21, 2000, by and between the Company and EIS.

        1.3 Newco Registration Rights Agreement, dated as of January 21, 2000, by and among Newco, the Company and EIS.

        1.4 Funding Agreement, dated as of January 21, 2000, among Elan, EPIL, EIS and the Company.

        1.5* Subscription, Joint Development and Operating Agreement, dated as of January 21, 2000, among Elan, EPIL, EIS, the Company and Newco.

        1.6 Convertible Promissory Note, dated as of January 21, 2000, issue by the Company to EIS.

        1.7* Company License Agreement, dated as of January 21, 2000, among the Company, Newco and Elan.

        1.8* Elan License Agreement, dated as of January 21, 2000, among Elan, EPIL, Newco and the Company.

        1.9 Certificate of Determination of Rights and Preferences of Series A Preferred Stock filed with the State of California on January 14, 2000.

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* Confidential treatment requested

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                         DEPOMED, INC.


                         By:  /s/ John W. Fara
                              ----------------------------------------------
                              John W. Fara
                              President and Chief Executive Officer


     Date:  February 18, 2000

                                       4
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                                 EXHIBIT INDEX


Exhibit       Description
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     1.1*     Securities Purchase Agreement, dated as of January 21, 2000, between the Company and EIS.

     1.2 Company Registration Rights Agreement, dated as of January 21, 2000, by and between the Company and EIS.

     1.3 Newco Registration Rights Agreement, dated as of January 21, 2000, by and among Newco, the Company and EIS.

     1.4 Funding Agreement, dated as of January 21, 2000, among Elan, EPIL, EIS and the Company.

     1.5* Subscription, Joint Development and Operating Agreement, dated as of January 21, 2000, among Elan, EPIL, EIS, the Company and Newco.

     1.6 Convertible Promissory Note, dated as of January 21, 2000 issued by the Company to EIS.

     1.7* Company License Agreement, dated as of January 21, 2000, among the Company, Newco and Elan.

     1.8* Elan License Agreement, dated as of January 21, 2000, among Elan, EPIL, Newco and the Company.

     1.9 Certificate of Determination of Rights and Preferences of Series A Preferred Stock filed with the State of California on January 14, 2000.

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* Confidential treatment requested